Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2018 Second Quarter Results
Reports Bookings of $176M and Record Revenue of $155M
Lowers EPS Guidance due to FX and Tariffs

WESTFORD, Mass. - July 30, 2018 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Revenue increased 41% to a record $155 million

•	GAAP diluted EPS increased 50% to $1.08

•	Adjusted diluted EPS increased 3% to $1.07

•	Net income increased 53% to $12 million

•	Adjusted EBITDA increased 37% to $26 million and represented 17% of revenue

•	Gross margin was 44.0%

•	Bookings increased 47% to $176 million

•	Backlog increased 8% sequentially to a record $194 million

•	Cash flow from operations increased 20% to $28 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The strong start we had to 2018 continued into the second quarter with record revenue and solid EPS performance,” said Jonathan Painter, president and chief executive officer. “The growth in revenue was broad-based across all our product lines and especially strong in North America. Our near-record bookings of $176 million in the second quarter benefited from the robust economy in North America, capacity build-outs in Asia, and our acquisitions. Our book-to-bill ratio for the first six months of 2018 was 1.18, driven by strong growth in bookings in our Stock-Preparation and Fluid-Handling product lines.”

Second Quarter 2018 Results
Revenue increased 41 percent to a record $154.9 million compared to the second quarter of 2017, including $28.9 million from acquisitions and a $4.6 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue increased 10 percent compared to the second quarter of 2017. Gross margin was 44.0 percent. Net income increased 53 percent to $12.3 million, or $1.08 per diluted share, compared to $8.1 million, or $0.72 per diluted share, in the second quarter of 2017. Adjusted diluted EPS increased three percent to $1.07 compared to $1.04 in the second quarter of 2017. Adjusted diluted EPS in the second quarter of 2018 excludes a $0.05 discrete tax benefit and $0.04 of restructuring costs. Adjusted diluted EPS in the second quarter of 2017 excludes $0.32 of acquisition costs.

Adjusted EBITDA increased 37 percent to $26.1 million compared to $19.0 million in the second quarter of 2017. Adjusted EBITDA excludes $0.6 million of restructuring costs in the second quarter of 2018 and $4.1 million of acquisition costs in the second quarter of 2017. Cash flows from operations increased 20 percent to $28.4 million compared to $23.7 million in the second quarter of 2017. Bookings increased 47 percent to $176.4 million compared to $120.3 million in the second quarter of 2017, including $37.2 million from acquisitions and a $5.4 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings increased 11 percent compared to the second quarter of 2017.

Summary and Outlook
“The strong start to the first half of 2018 has positioned us for another record year of financial performance,” Mr. Painter continued. “However, we expect headwinds from the stronger U.S. dollar and recently implemented tariffs to negatively impact our reported financial results. Since we announced our first quarter results, our full year diluted EPS guidance has been negatively impacted by an unfavorable foreign currency translation effect of $0.19 per diluted share and additional costs of $0.09 per diluted share related to the trade tariffs and, as a result, we are lowering our diluted EPS guidance for 2018. Without these negative factors, we would have raised our full year EPS guidance.

For 2018, we are raising our full year revenue guidance to $630 to $638 million, from our previous guidance of $625 to $635 million. However, we now expect to achieve GAAP diluted EPS of $4.89 to $4.99 in 2018, lowered from our previous guidance of $4.98 to $5.08. The revised 2018 guidance includes pre-tax restructuring costs of $1.5 million, or $0.10 per diluted share, pre-tax amortization expense associated with acquired backlog of $0.3 million, or $0.02 per diluted share, and a discrete tax benefit of $0.1 million, or $0.01 per diluted share. Excluding these expenses, we expect adjusted diluted EPS of $5.00 to $5.10 for 2018, lowered from our previous guidance of $5.15 to $5.25. For the third quarter of 2018, we expect GAAP diluted EPS of $1.35 to $1.40 on revenue of $162 to $166 million. The third quarter of 2018 guidance includes pre-tax restructuring costs of $0.1 million, or $0.01 per diluted share.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, July 31, 2018, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 9068779. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until August 31, 2018.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $28.9 million and $63.6 million from acquisitions in the second quarter and first six months of 2018, respectively. Revenue also included $4.6 million and $11.4 million of favorable foreign currency translation effect in the second quarter and first six months of 2018, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired backlog and a discrete tax benefit. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $0.6 million in 2018.

•	Pre-tax acquisition costs of $4.1 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.4 million ($0.6 million net of tax of $0.2 million) in 2018.

•	A discrete tax benefit of $0.6 million related to the repatriation of foreign earnings in 2018.

•	After-tax acquisition costs of $3.6 million ($4.1 million net of tax of $0.5 million) in 2017.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $1.3 million in 2018.

•	Pre-tax expense related to acquired backlog of $0.3 million in 2018.

•	Pre-tax acquisition costs of $4.4 million in 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $1.0 million ($1.3 million net of tax of $0.3 million) in 2018.

•	After-tax expense related to acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $0.1 million in 2018.

•	After-tax acquisition costs of $3.8 million ($4.4 million net of tax of $0.6 million) in 2017.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income (a)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Revenues	$154,913	$110,242	$304,106	$213,099
Costs and Operating Expenses:
Cost of revenues	86,749	57,390	169,863	111,230
Selling, general, and administrative expenses	45,132	38,970	90,908	73,590
Research and development expenses	2,728	2,222	5,597	4,369
Restructuring costs	569	—	1,339	—
	135,178	98,582	267,707	189,189
Operating Income	19,735	11,660	36,399	23,910
Interest Income	122	102	305	206
Interest Expense	(1,850)	(392)	(3,582)	(740)
Other Expense, Net	(245)	(217)	(491)	(421)

Income Before Provision for Income Taxes	17,762	11,153	32,631	22,955
Provision for Income Taxes	5,271	2,955	9,132	5,690
Net Income	12,491	8,198	23,499	17,265
Net Income Attributable to Noncontrolling Interest	(142)	(102)	(292)	(218)
Net Income Attributable to Kadant	$12,349	$8,096	$23,207	$17,047

Earnings per Share Attributable to Kadant:
Basic	$1.11	$0.74	$2.10	$1.55
Diluted	$1.08	$0.72	$2.04	$1.52

Weighted Average Shares:
Basic	11,092	11,001	11,067	10,976
Diluted	11,400	11,296	11,371	11,250

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	June 30, 2018	June 30, 2018	July 1, 2017	July 1, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$12,349	$1.08	$8,096	$0.72
Adjustments for the Following:
Restructuring Costs, Net of Tax	432	0.04	—	—
Acquisition Costs, Net of Tax	—	—	3,627	0.32
Discrete Tax Items	(574)	(0.05)	—	—
Adjusted Net Income and Adjusted Diluted EPS	$12,207	$1.07	$11,723	$1.04

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	Six Months Ended		Six Months Ended
	June 30, 2018	June 30, 2018	July 1, 2017	July 1, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$23,207	$2.04	$17,047	$1.52
Adjustments for the Following:
Restructuring Costs, Net of Tax	1,021	0.09	—	—
Acquisition Costs, Net of Tax	—	—	3,833	0.34
Amortization of Acquired Backlog, Net of Tax	189	0.02	—	—
Discrete Tax Items	(130)	(0.01)	—	—
Adjusted Net Income and Adjusted Diluted EPS	$24,287	$2.14	$20,880	$1.86

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Product Line	June 30, 2018	July 1, 2017	Increase	and FX (b,c)
Stock-Preparation	$56,376	$46,178	$10,198	$7,255
Doctoring, Cleaning, & Filtration	29,543	27,033	2,510	1,949
Fluid-Handling	32,531	22,520	10,011	3,823
Papermaking Systems	118,450	95,731	22,719	13,027
Wood Processing Systems	33,152	11,393	21,759	(2,079)
Fiber-Based Products	3,311	3,118	193	193
	$154,913	$110,242	$44,671	$11,141

				Increase
				(Decrease)
				Excluding
	Six Months Ended		Increase	Acquisitions
	June 30, 2018	July 1, 2017		and FX (b,c)
Stock-Preparation	$101,859	$87,331	$14,528	$8,129
Doctoring, Cleaning, & Filtration	56,765	52,383	4,382	2,620
Fluid-Handling	65,417	44,567	20,850	7,163
Papermaking Systems	224,041	184,281	39,760	17,912
Wood Processing Systems	72,293	21,336	50,957	(2,218)
Fiber-Based Products	7,772	7,482	290	290
	$304,106	$213,099	$91,007	$15,984

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Geography (d)	June 30, 2018	July 1, 2017	Increase	and FX (b,c)
North America	$75,375	$51,557	$23,818	$2,147
Europe	45,032	33,952	11,080	3,342
Asia	25,502	16,545	8,957	6,898
Rest of World	9,004	8,188	816	(1,246)
	$154,913	$110,242	$44,671	$11,141

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				Increase
				(Decrease)
				Excluding
	Six Months Ended		Increase	Acquisitions
	June 30, 2018	July 1, 2017		and FX (b,c)
North America	$152,991	$101,723	$51,268	$4,264
Europe	86,525	66,703	19,822	1,162
Asia	45,650	28,443	17,207	13,290
Rest of World	18,940	16,230	2,710	(2,732)
	$304,106	$213,099	$91,007	$15,984

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Bookings by Product Line	June 30, 2018	July 1, 2017	Increase (Decrease)	and FX (c)
Stock-Preparation	$61,217	$50,166	$11,051	$7,641
Doctoring, Cleaning, & Filtration	30,484	32,145	(1,661)	(2,230)
Fluid-Handling	37,922	25,207	12,715	6,201
Papermaking Systems	129,623	107,518	22,105	11,612
Wood Processing Systems	44,404	10,543	33,861	1,769
Fiber-Based Products	2,393	2,194	199	199
	$176,420	$120,255	$56,165	$13,580

				Increase
				(Decrease)
				Excluding
	Six Months Ended		Increase (Decrease)	Acquisitions
	June 30, 2018	July 1, 2017		and FX (c)
Stock-Preparation	$117,732	$98,488	$19,244	$11,679
Doctoring, Cleaning, & Filtration	58,815	58,698	117	(1,747)
Fluid-Handling	77,692	51,326	26,366	10,849
Papermaking Systems	254,239	208,512	45,727	20,781
Wood Processing Systems	97,133	23,624	73,509	7,467
Fiber-Based Products	6,968	6,969	(1)	(1)
	$358,340	$239,105	$119,235	$28,247

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	Three Months Ended		Six Months Ended
Business Segment Information (a)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Gross Margin:
Papermaking Systems	45.3%	48.2%	45.4%	48.0%
Wood Processing Systems	38.9%	44.9%	39.2%	43.6%
Fiber-Based Products	50.0%	52.3%	53.5%	53.9%
	44.0%	47.9%	44.1%	47.8%

Operating Income:
Papermaking Systems	$20,899	$17,264	$35,483	$31,563
Wood Processing Systems	5,313	(411)	12,676	2,093
Corporate and Other	(6,477)	(5,193)	(11,760)	(9,746)
	$19,735	$11,660	$36,399	$23,910

Adjusted Operating Income (b, e):
Papermaking Systems	$21,468	$17,579	$36,822	$31,878
Wood Processing Systems	5,313	3,372	12,928	6,195
Corporate and Other	(6,477)	(5,193)	(11,760)	(9,746)
	$20,304	$15,758	$37,990	$28,327

Capital Expenditures:
Papermaking Systems	$3,840	$1,293	$8,489	$2,777
Wood Processing Systems	1,184	105	1,560	291
Corporate and Other	36	315	162	367
	$5,060	$1,713	$10,211	$3,435

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash Provided by Operations	$28,355	$23,693	$35,571	$25,376
Depreciation and Amortization Expense	5,844	3,275	11,943	6,531

Balance Sheet Data			June 30, 2018	Dec. 30, 2017
Assets
Cash, Cash Equivalents, and Restricted Cash			$61,152	$76,846
Accounts Receivable, net			88,223	89,624
Inventories			96,261	84,933
Unbilled Revenues			2,183	2,374
Property, Plant and Equipment, net			79,887	79,723
Intangible Assets			122,242	133,036
Goodwill			261,488	268,001
Other Assets			29,750	26,557
			$741,186	$761,094
Liabilities and Stockholders' Equity
Accounts Payable			$35,069	$35,461
Long-term Debt			202,205	237,011
Capital Lease Obligations			4,691	5,069
Other Liabilities			157,536	151,049
Total Liabilities			399,501	428,590
Stockholders' Equity			341,685	332,504
			$741,186	$761,094

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Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Six Months Ended
Reconciliation (a, b)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Consolidated
Net Income Attributable to Kadant	$12,349	$8,096	$23,207	$17,047
Net Income Attributable to Noncontrolling Interest	142	102	292	218
Provision for Income Taxes	5,271	2,955	9,132	5,690
Interest Expense, Net	1,728	290	3,277	534
Other Expense, Net	245	217	491	421
Operating Income	19,735	11,660	36,399	23,910
Restructuring Costs	569	—	1,339	—
Acquisition Costs	—	4,098	—	4,417
Acquired Backlog Amortization (f)	—	—	252	—
Adjusted Operating Income (b)	20,304	15,758	37,990	28,327
Depreciation and Amortization	5,844	3,275	11,691	6,531
Adjusted EBITDA (b)	$26,148	$19,033	$49,681	$34,858

Adjusted EBITDA Margin (b, g)	16.9%	17.3%	16.3%	16.4%

Papermaking Systems
Operating Income	$20,899	$17,264	$35,483	$31,563
Acquisition Costs	—	315	—	315
Restructuring costs	569	—	1,339	—
Adjusted Operating Income (b)	21,468	17,579	36,822	31,878
Depreciation and Amortization	3,139	2,618	6,275	5,211
Adjusted EBITDA (b)	$24,607	$20,197	$43,097	$37,089

Wood Processing Systems
Operating Income (Loss)	$5,313	$(411)	$12,676	$2,093
Acquisition Costs	—	3,783	—	4,102
Acquired Backlog Amortization (f)	—	—	252	—
Adjusted Operating Income (b)	5,313	3,372	12,928	6,195
Depreciation and Amortization	2,536	506	5,080	1,020
Adjusted EBITDA (b)	$7,849	$3,878	$18,008	$7,215

Corporate and Other
Operating Loss	$(6,477)	$(5,193)	$(11,760)	$(9,746)
Depreciation and Amortization	169	151	336	300
EBITDA	$(6,308)	$(5,042)	$(11,424)	$(9,446)

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(a)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2017-07.

(b)	Represents a non-GAAP financial measure.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our debt obligations; restrictions in our credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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